Exhibit 17(b)

CONSENT OF JANNEY MONTGOMERY SCOTT LLC

Board of Directors
Nicholas Financial, Inc.
2454 McMullen Booth Road
Building C
Clearwater, FL 33759

Re:                 Proxy Circular included in the proxy circular/prospectus, which forms part of the Registration Statement on Form N-14 of Prospect Capital Corporation (File No. 333-          )

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated December 17, 2013, to the Board of Directors of Nicholas Financial, Inc. (the “Company”), included as Annex H to the Proxy Circular of the Company included in the proxy circular/prospectus, which forms part of the Registration Statement on Form N-14 of Prospect Capital Corporation (File No. 333-                      ) (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof and the references to our firm and our opinion in such Registration Statement.  The foregoing consent applies only to the Proxy Circular of the Company included in the proxy circular/prospectus, which forms part of the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: January 13, 2014

/s/ JANNEY MONTGOMERY SCOTT LLC

JANNEY MONTGOMERY SCOTT LLC